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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Norfolk Southern Corporation of our report dated January 21, 1997, except as to Note 2, which is as of March 7, 1997, on the consolidated financial statements of Conrail Inc. for the year ended December 31, 1996, appearing on page 6 of Norfolk Southern Corporation's Form 8-K/A filing dated May 1, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP


Thirty South Seventeenth Street
Philadelphia, PA 19103
May 12, 1997